Exhibit 10.11

ONVIA 2016 MANAGEMENT INCENTIVE PLAN

Objectives

1. Align executive compensation with shareholder interests

2. Reward management for building shareholder value

3. Incentivize executives to drive key corporate initiatives

Participants

Hank Riner

Cameron Way

Naveen Rajkumar

Chris Woerner

Alberto Sutton

Amber Ushka

Structure of Plan

1. Three metrics for plan: Bookings, EBITDA and individual objectives for each executive that support corporate objectives

2. Target Bookings and Target EBITDA must both be achieved in order to activate the plan

3. There are two levels of achievement (At Target and Above the Target)

4. The two metrics are weighted as follows: Bookings and EBITDA (75%) and individual objectives (25%)

Plan Specifics

1. If either Bookings or EBITDA fails to hit target, no bonus is paid

2. If both Bookings and EBITDA targets are met, 75% of the Target Bonus is earned

3. If both Bookings and EBTIDA targets are met, 25% of the bonus becomes eligible based on achievement of the individual objectives

4. The Above Target Bonus is indicated below

Above Target Bonus

1. Both Target Bookings and Target EBITDA must be achieved

2. For every EBITDA dollar achieved over target, 10% will be placed in an over target bonus pool

3. CEO will recommend to the Compensation Committee the allocation of the over target bonus pool to plan participants